EXHIBIT 10.73
                                                                   -------------

                                 GENERAL RELEASE
                                 ---------------

         In consideration for US$100,000.00, made as payment for (i) this general release; (ii) the provision of investment banking advisory services to Annie's Homegrown, Inc. ("Annie's") subsequent to the expiration of the exclusive financial advisory agreement between the undersigned and Annie's, dated September 10, 1998 (the "Engagement Letter"); and (iii) receipt of a fairness opinion, prepared in a manner consistent with industry standards, regarding a possible investment in Annie's by Homegrown Holdings Corp. ("Holdings"), which opinion will include (but not be limited to) an analysis of the fairness of (a) the purchase of Annie's Preferred Stock, par value $2.00, by Holdings, including the valuation of that Preferred Stock; (b) the execution of a US$1 million promissory note by Annie's, and the terms and conditions thereof,
(c) the valuation and exercise price of warrants to purchase Annie's Common Stock, par value $.001 to be issued in conjunction with that investment; and (d) the entire transaction, including any related transactions, to Annie's and Annie's stockholders, and for other good and valuable consideration, the receipt and sufficiency of which the undersigned hereby acknowledges, the undersigned hereby remises, releases and forever discharges Annie's, its predecessors and successors in interest, and its officers, directors, stockholders, agents, attorneys, employees, assigns and heirs ("the Releasees") of and from any and all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, guaranties, bonds, warranties, agreements, torts, damages, statutes, and any and all claims and liabilities whatsoever of every name and nature, both in law and in equity, which the undersigned or any of its officers or agents may have, have had, or may hereafter have against the Releasees, or which are based on facts on which the undersigned now has knowledge, and specifically (but without limiting the generality hereof) on account of or arising out of or in connection with the engagement of the undersigned by Annie's as Annie's exclusive financial advisor and the termination of that engagement, including, without limitation, all claims for further compensation (including so-called "tail compensation") or expense reimbursement of any kind in connection with that engagement; PROVIDED, HOWEVER, that, notwithstanding any other provision in this General Release to the contrary, the undersigned does not waive its right to indemnification and contribution set forth in Article V of the Engagement Letter.

         The undersigned acknowledges that this is the entire agreement between the undersigned and Annie's, and it supercedes all prior agreements, understandings, or writings. This release may be signed in counterparts.

         IN WITNESS WHEREOF, the undersigned has made this full and final release this ____ day of November, 1999.


                                          MCCABE, MINTZ & COMPANY, L.L.C.



                                          /s/ Joan Y. McCabe
                                          -------------------------
                                          By: Joan Y. McCabe




                                          /s/ Steven J. Mintz
                                          -------------------------
                                          By: Steven J. Mintz